Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT
This First Amendment (the “First Amendment”) to the Collaboration and License Agreement effective of May 10, 2024 (the “Agreement”) is made effective as of the First Amendment Effective Date, by and between Sanofi Pasteur Inc., a corporation organized under the laws of the State of Delaware, having offices located at 1 Discovery Drive, Swiftwater, PA 18370 (“Sanofi”), and Novavax, Inc., a corporation organized under the laws of the State of Delaware, having offices located at 700 Quince Orchard, Gaithersburg, MD 20878 (“Novavax”). Sanofi and Novavax each may be referred to herein individually as a “Party” or collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS
WHEREAS, in order to prepare for potential Influenza Pandemics, Sanofi wishes to Research and Develop products that use the Novavax Adjuvant and perform Phase 1 and Phase 2 Clinical Trials on such products.
WHEREAS, Novavax desires to grant, and Sanofi desires to receive, a license to perform certain Development and other activities in order to prepare for potential Influenza Pandemics.
NOW, THEREFORE, in consideration of the respective covenants, representations, warranties, and agreements set forth herein, the Parties hereto agree as follows:
1.Amendments to the Agreement:
1.1The Parties hereby agree to delete in its entirety and replace Section 1.104 of the Agreement with the following:
“1.104 “Excluded Adjuvant Field” means (a) all Fields for (i) Influenza and (ii) SARS- CoV-2, and (b) any other Field that is Unavailable; provided that during the pendency of a Pandemic declared for a pathogen, organism, or disease that is not SARS-CoV-2 or Influenza, no Field for such pathogen, organism, or disease, regardless of whether Novavax has, as of the commencement of such Pandemic, granted exclusive rights to a Third Party (i.e., for any Field that is Unavailable due to operation of clause (b) of the definition thereof), shall be deemed Excluded Adjuvant Fields. For clarity, nothing in this Section
1.104 (“Excluded Adjuvant Fields”) is intended to limit the COVID-19 Mono License, the
CIC License, or the OC License.”
1.2The Parties hereby agree to delete in its entirety and replace Section 1.258 of the Agreement with the following:
“1.258    “Sanofi Licenses” means the Adjuvant License, the COVID-19 Mono License, the CIC License, the Research License, the Potential Pandemic Development License and the OC License.”

1.3The Parties hereby agree to add the following definition to the Agreement as Section 1.309:

“1.309 Potential Pandemic Influenza Product” means any pharmaceutical product that contains (a) the Adjuvant and (b) one or more active pharmaceutical ingredients that is Directed To one or more Strains of Influenza wherein such Strain of Influenza is suspected (for example, is the subject of peer-reviewed literature or advisory documents issued by the WHO), to have the potential to cause a Pandemic, excluding any Strains of Influenza that are the subject of the annual selection process for inclusion in routine-seasonal vaccination programs (for example, by the WHO, EMA, or similar entity).”

1.4The Parties hereby agree to delete in its entirety and replace Section 2.1.6 of the Agreement with the following:
“2.1.6 Licenses for Research and Development using the Adjuvant.
(a)Research License for Selection of Adjuvant Fields. Subject to the terms and conditions of this Agreement, Novavax hereby grants Sanofi a non-exclusive, non-sublicensable (except to any Affiliate of Sanofi in accordance with Section 2.2.1 (To Affiliates) or to any Service Provider as permitted under Section 2.2.2(f) (To Third Parties), non- transferable (except as permitted under Section 17.1 (Assignment)), royalty-free license under the Novavax Adjuvant Know-How, Adjuvant Intermediate Technology, the Novavax Adjuvant Patents, and the Novavax Adjuvant Materials to conduct Research (but not any Development activities) for potential Proposed Adjuvanted Products and Proposed Adjuvanted Products in any Field (the “Research License”).
(b)License for Potential Pandemic Influenza Development. Subject to the terms and conditions of this Agreement, Novavax hereby grants Sanofi a non-exclusive, non- sublicensable (except to any Affiliate of Sanofi in accordance with Section 2.2.1 (To Affiliates)) or to certain Third Parties solely as permitted under Section 2.2.2(f) (To Third Parties), non-transferable (except as permitted under Section 17.1 (Assignment)), royalty-free license under the Novavax Adjuvant Know-How, Adjuvant Intermediate Technology, the Novavax Adjuvant Patents, and the Novavax Adjuvant Materials to conduct Research and Development activities, and Regulatory Activities, and to Manufacture any Potential Pandemic Influenza Product in support of Phase 1 Clinical Trials and Phase 2 Clinical Trials, but expressly excluding any Phase 3 Clinical Trial or Pivotal Clinical Trial, in each case, for Potential Pandemic Influenza Products solely to prepare for a potential Pandemic (the “Potential Pandemic Development License”).”
1.5The Parties hereby agree to amend Section 2.2 (Sublicensing) by adding the following additional paragraph (f) to Section 2.2.2 (To Third Parties):
“(f) Sanofi may grant Sublicenses under the Research License to any Service Provider; provided that the sublicense agreement with any such Service Provider complies with Section 2.2.2(e) (To Third Parties), including that such Sublicensee is subject to the terms of Section 2.5 (No Adjuvant Improvements).
Further, Novavax hereby consents to Sanofi sublicensing its rights under the Potential Pandemic Development License (i) to Service Providers, (ii) to Governmental Authorities, and (iii) academic institutions, in each case ((i)-(iii)), solely to the extent necessary to conduct Clinical Trials for Potential Pandemic Influenza Products; provided that, (A) with respect to a Service Provider, the sublicense agreement with any such Service Provider complies with Section 2.2.2(e) (To Third Parties), including that such Sublicensee is subject to the terms of Section 2.5 (No Adjuvant Improvements) and (B) with respect to a Governmental Authority or academic institution, (1) the sublicense agreement with such Government Authority or academic institution includes ownership of intellectual property and confidentiality obligations that comply with Section 2.2.2(e) (To Third Parties), including Section 2.5 (No Adjuvant Improvements), and (2) Sanofi used reasonable efforts to obtain terms that are compliant with all other requirements of Section 2.2.2(e) (To Third Parties) in such sublicense agreement.”
1.6The Parties hereby agree to add new Section 10.4.5 as follows:
“10.4.5 Potential Pandemic Influenza Products during Pandemic. If Sanofi desires to perform any Phase 3 Clinical Trial or Pivotal Clinical Trial (or any Regulatory activities in support thereof), or any Commercialization activities, in each case, for any Potential Pandemic Influenza Product, then Sanofi will provide written notice to Novavax and following receipt of any such notice, the Parties will negotiate in good faith (a) the expansion of the Potential Pandemic Development License to include such additional activities, and (b) the consideration due to Novavax pursuant to which Novavax would grant licenses to Commercialize such Potential Pandemic Influenza Product.”

2.First Amendment Effective Date. This First Amendment is effective as of September 20, 2024 (the First Amendment Effective Date).

3.Interpretation. In the event of any conflict between the terms and conditions of this First Amendment and the Agreement, this First Amendment shall prevail and govern.

4.Miscellaneous. The Parties hereby confirm and agree that, except as amended hereby, the Agreement remains in full force and effect and is a binding obligation of the Parties hereto. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signatures on following page]

Confidential – Sensitive

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their representatives, thereunto duly authorized as of the First Amendment Effective Date.

Sanofi Pasteur Inc.	Novavax, Inc.
By: [***]	By: /s/Elaine O'Hara
Name: [***]	Name: Elaine O'Hara
Title: [***]	Title: EVP, Chief Strategy Officer